LAW OFFICES
                    APPERSON, CRUMP, DUZANE & MAXWELL, PLC
                         1755 KIRBY PARKWAY, SUITE 100
                         MEMPHIS, TENNESSEE 38120-4376
                                 901/756-6300


                                 June 18, 1996


VIA FACSIMILE (847) 317-4482
AND CERTIFIED MAIL

Ilona Adams
The Balcor Company
Bannockburn Lake Office Plaza
2355 Waukegan Road
Suite A200
Bannockburn, IL  60015

     Re: The Balcor Company and Related Entities Agreements of Sale to Mid-America Apartments, L.P.

Dear Ms. Adams:

This will advise you that pursuant to paragraph 7(c) of the Agreements of Sale dated as of May 31, 1996 relating to the properties listed on the attached schedule ("Contracts"), Mid-America Apartments, L.P. hereby exercises its right to terminate the Contracts effective immediately. On behalf of my client, I have requested from Lawyers Title Insurance Corporation a return of the Earnest Money deposited therewith and any interest earned thereon.

If anything remains to be done or if you have any questions, please do not hesitate to give me a call.


Yours sincerely,


/s/John B. Maxwell

John B. Maxwell, Jr.


JBM/sh
Enclosure

cc:  Don Aldridge (via facsimile and hand delivery)
     Alan Lieberman (via facsimile and certified U.S. Mail)
     Daniel J. Perlman (via facsimile and certified U.S. Mail)
     Kathleen S. Campbell (via facsimile and certified U.S. Mail)
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                 BALCOR PROPERTIES


1.  Sun Ridge Apartments, Oklahoma City, Oklahoma

2.  Heather Ridge Apartments, Oklahoma City, Oklahoma

3.  Creekwood I Apartments, Tulsa, Oklahoma

4.  Creekwood II Apartments, Tulsa, Oklahoma

5.  Steeplechase Apartments, Lexington, Kentucky

6.  Quail Lakes Apartments, Oklahoma City, Oklahoma

7.  Marbrisa Apartments, Tampa, Florida

8.  Shoal Run Apartments, Birmingham, Alabama
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